UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On December 9, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Immune Pharmaceuticals Inc. (the “Company”), the stockholders of the Company approved the Company’s 2015 Equity Incentive Plan (the “Plan”). A complete copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07         Submission of Matters to a Vote of Security Holders.

(a)          On December 9, 2015, the Company held the Annual Meeting. At the Annual Meeting, the holders of 16,089,595 shares of the voting capital stock were present in person or represented by proxy, which represents approximately 53.8% of the total shares of outstanding stock entitled to vote as of the record date of October 29, 2015.

(b)          The following actions were taken in the Annual Meeting:

 (1) The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
15,421,712	653,621	14,262	0

 (2) The Immune Pharmaceuticals Inc. 2015 Equity Incentive Plan was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
5,540,413	433,161	61,777	10,054,244

 (3) The following two Class II nominees were reelected to serve on the Company’s Board of Directors until the Company’s 2018 annual meeting of stockholders or until their respective successors have been elected and qualified:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non-Vote
Cameron Durrant	5,893,076	142,275	10,054,244
Elliot Maza	5,986,230	49,121	10,054,244

 (4) The compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved by an advisory vote, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
5,682,925	233,406	119,020	10,054,244

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Immune Pharmaceuticals Inc. 2015 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Date: December 9, 2015	By: /s/ Daniel G. Teper
	Name:	Daniel G. Teper
	Title:	Chief Executive Officer